Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S.
Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS
22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485      139,218,466
DEUTSCHE BANK SECURITIES, INC.              13-2730328       90,878,210
BNP PARIBAS SECURITIES CORP.                13-3235334       92,032,228
WELLS FARGO BANK                            41-0449260       84,292,610
BARCLAYS CAPITAL INC.                       05-0346412       56,163,740
CITIGROUP, INC.                             52-1568099       41,541,264
JPMORGAN CHASE & CO.                        13-3224016       31,813,129
BANK OF AMERICA SECURITIES LLC              56-2058405       15,800,423
MORGAN STANLEY CO INCORPORATED              13-2665598       16,109,696
TORONTO DOMINION BANK                       13-5640479        8,987,022






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       95,123,625
DEUTSCHE BANK SECURITIES, INC.              13-2730328       20,307,720
BNP PARIBAS SECURITIES CORP.                13-3235334          868,795
WELLS FARGO BANK                            41-0449260        1,512,101
BARCLAYS CAPITAL INC.                       05-0346412       26,486,027
CITIGROUP, INC.                             52-1568099       39,833,345
JPMORGAN CHASE & CO.                        13-3224016       17,969,963
BANK OF AMERICA SECURITIES LLC              56-2058405       15,639,791
MORGAN STANLEY CO INCORPORATED              13-2665598       14,240,965
TORONTO DOMINION BANK                       13-5640479                0




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    591,059,269 D. Total Sales: 239,540,649

                               SCREEN NUMBER : 12